Exhibit 21


                            List of Subsidiaries


                                                              State/Country of
                                                                Incorporation

Parent Company:             Jones Apparel Group, Inc.*           Pennsylvania

First Tier Subsidiary       Jones Apparel Group Holdings, Inc. (1) Delaware
Company:

                        (1) Jones Apparel Group Holdings, Inc.*
Second Tier Subsidiary      Jones Apparel Group USA, Inc. (2)    Pennsylvania
Companies:
                            Melru Corporation                     New Jersey
                            Jones Investment Co., Inc.             Delaware
                            Jones Holding Corporation (3)          Delaware
                            Jones Management Service Company       Delaware
                            Jones Factor Co.                       Delaware
                            Sun Apparel, Inc. (formerly SAI        Delaware
                            Acquisition Corp.)(4)

                        (2) Jones Apparel Group USA, Inc.*
Third Tier Subsidiary       Camisas de Juarez, S.A. de C.V.     Juarez, Mexico
Companies:                  Vestamex, S.A. de C.V.              Juarez, Mexico

                        (3) Jones Holding Corporation
Third Tier Subsidiary       Jones Apparel Group Canada, Inc.   Ontario, Canada
Companies:                  Jones International Limited (5)        Hong Kong

                        (4) Sun Apparel, Inc. (formerly
Third Tier Subsidiary       SAI Acquisition Corp.)
Companies:                  Sun Apparel, Inc. (6)                  Delaware
                            Lone Star Selling Group, Inc.          New York
                            R. L. Management, Inc.                 Delaware
                            Import Technology of Texas,
                            Inc. (7)                                Texas

                        (5) Jones International Limited
Fourth Tier Subsidiary      Jones Far East Limited                 Hong Kong
Companies:                  Bongal Company Limited                 Hong Kong
                            Jones Apparel Group (HK) Limited       Hong Kong

                        (6) Sun Apparel, Inc.
Fourth Tier Subsidiary      Sun Apparel of Texas, Ltd.-
Companies:                  99.5% (8)                               Texas
                            Maquilas Pami S.A. de C.V.- 1.0%   Durango, Mexico
                            CNC West Division S.A. de
                            C.V. - 1.0%                        Durango, Mexico

                        (7) Import Technology of Texas, Inc.
Fourth Tier Subsidiary      Sun Apparel of Texas, Ltd. - 0.5%       Texas
Companies:                  Maquilas Pami S.A. de C.V. - 99.0% Durango, Mexico
                            CNC West Division S.A. de
                            C.V. - 99.0%                       Durango, Mexico


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* Registrants